Exhibit 99.4

Unaudited pro forma condensed combined financial data of Hill-Rom and Aspen

The following unaudited pro forma condensed combined financial data is based upon the historical audited consolidated financial data of Hill-Rom Holdings, Inc. and its consolidated subsidiaries (“Hill-Rom”, “we” or “our”) and Aspen Surgical Products Holding, Inc. and its consolidated subsidiaries (“Aspen”) and has been prepared to reflect our previously announced acquisition of Aspen (the “Aspen Acquisition”), the entry into a new credit facility subsequent to the Aspen Acquisition (the “New Credit Facility”) and borrowings under the New Credit Facility, collectively referred to herein as the “Transactions.” The unaudited pro forma condensed combined balance sheet is presented as if the Transactions had occurred on June 30, 2012. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2011 and the nine months ended June 30, 2012 were prepared assuming the Transactions occurred on October 1, 2010. The historical consolidated financial data has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations. The historical consolidated financial statements of Aspen have been adjusted to reflect certain reclassifications to conform with our financial statement presentation.

The following unaudited pro forma condensed combined financial data should be read in conjunction with Hill-Rom’s consolidated financial statements and related notes previously filed with the SEC and Aspen’s consolidated financial statements and related notes filed along with this data. The following unaudited pro forma condensed combined financial data has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Hill-Rom and Aspen been a combined company during the periods specified. The following unaudited pro forma condensed combined financial data has been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States (“GAAP”), which is subject to change and interpretation. For purposes of this unaudited pro forma condensed combined financial data, the cash consideration of $402.2 million (the “Acquisition Consideration”) has been preliminarily allocated to the tangible and intangible assets acquired and the liabilities being assumed based upon various estimates of fair value. The Acquisition Consideration will be allocated among the fair values of the assets acquired and liabilities assumed based upon their estimated fair values as of the date of the Aspen Acquisition. Any excess of the Acquisition Consideration over the fair value of Aspen identifiable net assets will be recorded as goodwill. The final allocation is dependent upon the completion of various asset valuations and contractual adjustments associated with final determined working capital and cash balances at the date of acquisition. The actual amounts recorded at the completion of the Aspen Acquisition purchase price allocation may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial data and those differences could have a material impact on the unaudited pro forma condensed combined financial data and the combined company’s future results of operations and financial performance.

Hill-Rom and Aspen
Unaudited Pro Forma Condensed Combined Balance Sheet
(Dollars in millions)

	June 30, 2012

	Historic		Pro Forma Adjustments
	Hill-Rom	Aspen	Reclassifications		Acquisition and Financing (d)	Allocation of Acquisition Consideration		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$220.0	$2.8	$-		$305.0	$-		$77.8
					(450.0)
Trade accounts receivable, net of allowances	351.0	16.8	-		-	(0.7)	(f)	367.1
Inventories	106.7	21.3	(1.1)	(a)	-	6.1	(f)	133.0
Deferred income taxes	45.0	1.2	-		-	(1.0)	(g)	45.2
Other current assets	36.2	2.4	1.1	(a)	-	0.7	(f)	40.4
Total current assets	758.9	44.5	-		(145.0)	5.1		663.5

Property, plant and equipment, net	227.2	30.6	(2.5)	(b)	-	(3.2)	(e)	252.1
Investments and investment securities	7.3	-	-		-	-		7.3
Goodwill	121.2	65.9	-		-	(65.9)	(e)	336.3
						215.1	(e)
Software and other intangible assets, net	127.9	62.7	2.5	(b)	-	(62.7)	(e)	298.2
						167.8	(e)
Deferred income taxes	34.5	-	-		-	0.2	(g)	34.7
Investment in Aspen	-	-	-		402.2	(402.2)	(f)	-
Other assets	23.4	0.3	-		2.6	(0.3)	(f)	26.0
Total Assets	$1,300.4	$204.0	$-		$259.8	$(146.1)		$1,618.1

LIABILITIES
Current Liabilities
Trade accounts payable	$61.5	$6.1	$0.4	(c)	$-	$(0.1)	(f)	$67.9
Short-term borrowings	45.0	8.6	-		(45.0)	(8.6)	(h)	115.0
					115.0
Accrued compensation	68.9	-	1.5	(c)	-	0.3	(f)	70.7
Accrued product warranties	38.8	-	-		-	-		38.8
Other current liabilities	58.0	4.0	(1.9)	(c)	(0.2)	1.0	(f)	60.9
Total current liabilities	272.2	18.7	-		69.8	(7.4)		353.3

Long-term debt	50.0	87.7	-		190.0	(87.7)	(h)	240.0

Accrued pension and postretirement benefits	86.2	-	-		-	-		86.2
Deferred income taxes	38.7	10.2	-		-	36.4	(g)	85.3
Other long-term liabilities	42.3	-	-		-	-		42.3
Total Liabilities	489.4	116.6	-		259.8	(58.7)		807.1

Commitments and Contingencies

SHAREHOLDERS' EQUITY
Common Stock	4.4	-	-		-	-		4.4
Additional paid-in-capital	115.2	73.8	-		-	(73.8)	(h)	115.2
Retained earnings	1,368.8	13.2	-		-	(13.2)	(h)	1,368.8
Accumulated other comprehensive loss	(85.6)	0.4	-		-	(0.4)	(h)	(85.6)
Treasury stock, at cost	(591.8)	-	-		-	-		(591.8)
Total Shareholders' Equity	811.0	87.4	-		-	(87.4)		811.0
Total Liabilities and Shareholders' Equity	$1,300.4	$204.0	$-		$259.8	$(146.1)		$1,618.1

See Notes to Unaudited Pro Forma Condensed Combined Financial Data.

Hill-Rom and Aspen
Unaudited Pro Forma Condensed Combined Statement of Income
(Dollars in millions)

	Year Ended September 30, 2011

	Historic		Pro Forma Adjustments
	Hill-Rom	Aspen*	Acquisition and Financing		Allocation of Acquisition Consideration		Pro Forma Combined
Net Revenues
Capital sales	$1,119.0	$118.1	$-		$-		$1,237.1
Rental revenues	472.7	-	-		-		472.7
Total revenues	1,591.7	118.1	-		-		1,709.8

Cost of Revenues
Cost of goods sold	606.8	61.4	-		0.1	(k)	668.3
Rental expenses	203.6	-	-		-		203.6
Total cost of revenues	810.4	61.4	-		0.1		871.9

Gross Profit	781.3	56.7	-		(0.1)		837.9

Research and development expenses	63.8	-	-		-		63.8
Selling and administrative expenses	502.0	33.2	-		0.3	(k)	539.4
					(7.5)	(l)
					11.4	(l)
Litigation charge	47.3	-	-		-		47.3
Special charges	1.4	-	-		-		1.4

Operating Profit	166.8	23.5	-		(4.3)		186.0

Interest expense	(8.5)	(11.8)	13.1	(i)	-		(13.1)
			(5.9)	(i)
Investment income and other, net	1.4	-	-		-		1.4

Income Before Income Taxes	159.7	11.7	7.2		(4.3)		174.3

Income tax expense	26.2	3.4	2.4	(m)	(2.3)	(m)	29.7

Net Income	133.5	8.3	4.8		(2.0)		144.6

Less: Net income attributable to noncontrolling interest	0.2	-	-		-		0.2

Net Income Attributable to Common Shareholders	$133.3	$8.3	$4.8		$(2.0)		$144.4

Net Income Attributable to Common Shareholders
per Common Share - Basic	$2.11						$2.29

Net Income Attributable to Common Shareholders
per Common Share - Diluted	$2.09						$2.26

Average Common Shares Outstanding - Basic (thousands)	63,164						63,164

Average Common Shares Outstanding - Diluted (thousands)	63,899						63,899

See Notes to Unaudited Pro Forma Condensed Combined Financial Data.

*Aspen's fiscal year ends on December 31 of each year. In calculating the unaudited pro forma condensed combined statement of income for our fiscal year ended September 30, 2011, we used the results of operations for Aspen for its fiscal year ended December 31, 2011 since the ending date for Aspen's fiscal year is within 93 days of the ending date of our fiscal year.

Hill-Rom and Aspen
Unaudited Pro Forma Condensed Combined Statement of Income (continued)
(Dollars in millions)

	Nine Months Ended June 30, 2012

	Historic		Pro Forma Adjustments
	Hill-Rom	Aspen*	Acquisition and Financing		Allocation of Acquisition Consideration		Pro Forma Combined
Net Revenues
Capital sales	$868.1	$85.9	$-		$-		$954.0
Rental revenues	334.6	-	-		-		334.6
Total revenues	1,202.7	85.9	-		-		1,288.6

Cost of Revenues
Cost of goods sold	505.1	45.3	-		-	(k)	550.4
Rental expenses	144.0	-	-		-		144.0
Total cost of revenues	649.1	45.3	-		-		694.4

Gross Profit	553.6	40.6	-		-		594.2

Research and development expenses	48.2	-	-		-		48.2
Selling and administrative expenses	366.3	27.0	-		(0.9)	(j)	395.4
					0.2	(k)
					(5.7)	(l)
					8.5	(l)
Impairment of other intangibles	8.0	-	-		-		8.0
Special charges	9.7	-	-		-		9.7

Operating Profit	121.4	13.6	-		(2.1)		132.9

Interest expense	(4.4)	(8.4)	9.3	(i)	-		(7.9)
			(4.4)	(i)
Investment income and other, net	1.6	-	-		-		1.6

Income Before Income Taxes	118.6	5.2	4.9		(2.1)		126.6

Income tax expense	37.0	1.4	1.7	(m)	(1.3)	(m)	38.8

Net Income	$81.6	$3.8	$3.2		$(0.8)		$87.8

Net Income Attributable to Common Shareholders
per Common Share - Basic	$1.31						$1.41

Net Income Attributable to Common Shareholders
per Common Share - Diluted	$1.31						$1.41

Average Common Shares Outstanding - Basic (thousands)	62,130						62,130

Average Common Shares Outstanding - Diluted (thousands)	62,423						62,423

See Notes to Unaudited Pro Forma Condensed Combined Financial Data.

*We calculated Aspen's financial results for nine months ended June 30, 2012 by adding the unaudited condensed statement of income of Aspen for the three months ended December 31, 2011 with the unaudited condensed statement of income of Aspen for the six months ended June 30, 2012.

Hill-Rom Holdings, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Data
(Dollars in millions)

Note 1—Basis of presentation

The accompanying unaudited pro forma condensed combined financial data was prepared in accordance with the provisions of the authoritative guidance for business combinations using the acquisition method of accounting in which Hill-Rom acquired Aspen.

The accompanying unaudited pro forma condensed combined financial data presents the pro forma combined financial position and results of operations based upon the historical audited and unaudited financial statements of Hill-Rom and Aspen, after giving effect to the Transactions, which include the Aspen Acquisition, the New Credit Facility and borrowings under the New Credit Facility. The unaudited pro forma condensed combined financial data has been prepared for illustrative purposes only and does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor does the unaudited pro forma condensed combined statement of consolidated income include the effects of any other items directly attributable to the Aspen Acquisition that are not expected to have a continuing impact on the combined results of operations.

The accompanying unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had been consummated on June 30, 2012, and includes estimated pro forma adjustments for the preliminary valuations of assets acquired and liabilities assumed. These adjustments are subject to further revision as additional information becomes available. The unaudited pro forma condensed combined statements of consolidated income give effect to the Transactions as if they had been consummated on October 1, 2010.

The Historic section of the unaudited pro forma condensed combined statement of consolidated income as of September 30, 2011 represents the Hill-Rom year ended September 30, 2011 statement of consolidated income and the Aspen year ended December 31, 2011 statement of consolidated income, since the ending date for Aspen's fiscal year is within 93 days of the ending date of our fiscal year. The Historic section of the unaudited pro forma condensed combined statement of consolidated income for the nine months ended June 30, 2012, represents the Hill-Rom nine-month period ended June 30, 2012 unaudited statement of consolidated income and the combination of the Aspen unaudited statement of consolidated income for the three-month period ended December 31, 2011 and the six-month period ended June 30, 2012.

Note 2—Preliminary allocation of Acquisition Consideration

On July 23, 2012, we entered into, and simultaneously closed on, a Stock Purchase Agreement (the “Agreement”) with Aspen, providing for Hill-Rom’s acquisition of all of the equity interest of Aspen. The total value of the transaction was $400 million, plus cash acquired.

We funded the Aspen Acquisition through a combination of cash on hand and our revolving credit facility. See Note 3.

The following summarizes the preliminary fair value of assets acquired and liabilities assumed at the date of the acquisition.

	Aspen historical balances as of June 30, 2012	Reclassifications and fair value adjustments	Allocation of purchase price
Cash and cash equivalents	$2.8	$-	$2.8
Trade accounts receivable	16.8	(0.7)	16.1
Inventories	21.3	5.0	26.3
Deferred income taxes	1.2	(1.0)	0.2
Other current assets	2.4	1.8	4.2
Property, plant and equipment, net	30.6	(5.7)	24.9
Software and other intangible assets, net	62.7	107.6	170.3
Deferred income taxes (noncurrent assets)	-	0.2	0.2
Other assets	0.3	(0.3)	-
Trade accounts payable and other current liabilities	(10.1)	(1.2)	(11.3)
Short-term borrowings	(8.6)	8.6	-
Long-term debt	(87.7)	87.7	-
Deferred income taxes	(10.2)	(36.4)	(46.6)
Total identifiable net assets	21.5	165.6	187.1
Goodwill	65.9	149.2	215.1
Net assets	$87.4	$314.8	$402.2

Note 3 – Pro forma adjustments

The unaudited pro forma condensed combined financial data includes the following adjustments to conform the Aspen balance sheet and statement of operations with the Hill-Rom presentation, to give effect to the Aspen Acquisition, the financing activities under the New Credit Facility and to adjust historical amounts to estimated fair value in connection with the allocation of purchase price. See Note 2.

Unaudited pro forma condensed combined balance sheet adjustments

a) To reclassify $1.1 million of spare parts and consumables to be used in manufacturing from inventory and in to other current assets.

b) To reclassify $2.5 million of software out of property, plant and equipment to software and other intangibles.

c) To reclassify $1.9 million of other current liabilities to accrued compensation and trade accounts payable.

d) The Aspen Acquisition was funded through a combination of cash on hand of $142.2 million as well as through borrowings under our pre-existing revolving credit facility of $260.0 million, increasing our total borrowings under the revolver to $305.0 million.  Shortly after the Aspen Acquisition, on August 24, 2012, we entered into the New Credit Facility. The New Credit Facility provides for revolving loans of up to $500 million, plus term loans in the aggregate amount of $200 million. It is to be used for general corporate purposes, including financing permitted acquisitions.  The Company may request to increase the revolving loan commitment and the amount of the term loans by up to an additional $250 million.

All amounts due under the New Credit Facility mature upon expiration on August 24, 2017.  The term loans will amortize so that 37.5% of the principal will be repaid over the five year term, with the balance due at maturity.  The New Credit Facility replaces in its entirety the Company’s previous $500 million Credit Agreement dated March 28, 2008, as amended, which was scheduled to expire in March 2013.

Borrowings under the New Credit Facility bear interest based on a margin (which varies dependent upon the Company’s credit rating) over certain pre-defined index rates, as selected at the Company’s option.

Upon entering the New Credit Facility, the entire $305.0 million outstanding under the previous revolving credit facility was refinanced with a term loan of $200.0 million and $105.0 million under the revolver portion of the facility.

The financing activities related to the Aspen Acquisition and the entry into the New Credit Facility are as follows:

Financing sources:
Hill-Rom Cash	$145.0
New debt - Revolving loans	105.0
New debt - Term Loan (current portion $10.0 million)	200.0
$450.0

Financing uses:
Cash consideration for Aspen Acquisition (see Note 2):
Cash paid to owners and debt holders	$400.1
Aspen legal and professional fees	1.8
Aspen employee severance agreements	0.3
402.2

Payment of amounts outstanding on previous revolving credit facility	45.0
Payment of accrued interest on amounts outstanding on previous revolving credity facility	0.2
Financing costs paid at New Credit Facility closing (deferred as long-term assets)	2.6
$450.0

e) To adjust the property, plant and equipment and identifiable intangible assets acquired based upon preliminary estimates of fair value and eliminate historical Aspen goodwill and identifiable intangible balances.  The preliminary estimates of fair value for property, plant and equipment and identifiable intangible assets follow:

Property, Plant and Equipment
	Aspen historical net book value as of June 30, 2012 (1)	Estimated fair value	Estimated fair value adjustment
Land and land improvements	$3.3	$0.9	$(2.4)
Building and building equipment	10.6	4.4	(6.2)
Machinery and equipment	14.2	19.6	5.4
	$28.1	$24.9	$(3.2)

Intangible Assets
Estimated fair value
Indefinite Lived:
Trade name	$29.0

Finite Lived:
Customer relationships	126.0
Trade name	4.6
Technology	9.1
Other Intangibles	1.6
$170.3

(1)	After reclassification of software. See Note 3.

The excess of the Acquisition Consideration for Aspen over the fair value of its identifiable net assets of $215.1 million is recorded as goodwill.  See Note 2.

f) To allocate the total Acquisition Consideration paid and properly reflect the fair value of the assets acquired and liabilities assumed. See Note 2.

g) Adjustments to deferred taxes reflect the tax effect of fair value adjustments at the statutory rates applicable in each jurisdiction, along with a revaluation of all acquired tax attributes to reflect the value to Hill-Rom.

June 30, 2012
Inventory	$(1.8)
Property, plant and equipment	(0.2)
Intangible assets	(38.2)
Other current liabilities	1.0
Other	2.0
$(37.2)

h) To eliminate the current and long-term portions of Aspen debt paid off at the time of the Acquisition as well as the historical shareholders’ equity balances of Aspen.

Unaudited pro forma condensed combined statement of consolidated income adjustments

i) To eliminate historical interest expense and deferred financing cost amortization related to Aspen debt obligations settled at the closing date and for Hill-Rom debt refinanced under the New Credit Facility; and to add the new interest expense and deferred financing cost amortization related to the New Credit Facility, which are computed as follows:

	Year Ended September 30, 2011	Nine Months Ended June 30, 2012
Historical interest expense eliminated:
Interest expense
Hill-Rom	$0.3	$0.2
Aspen	10.5	7.4
Deferred cost amortization and facility fee
Hill-Rom	1.0	0.7
Aspen	1.3	1.0
Total decrease to interest expense	$13.1	$9.3

	Year Ended September 30, 2011	Nine Months Ended June 30, 2012
New interest expense:
Debt borrowings under New Credit Facility	$305.0	$305.0
Deferred financing costs related to New Credit Facility	2.6	2.6

Interest expense	$4.5	$3.3
Deferred cost amortization	0.5	0.4
Facility Fee	0.9	0.7
Total increase to interest expense	$5.9	$4.4

New interest expense for each period was computed using the June 30, 2012 interest rate of 1.44 percent under the New Credit Facility.  The deferred cost amortization was calculated based upon the credit facility term of 5 years and facility costs are estimated to approximate $0.1 million per month.

A change in the interest rate of one-eighth percent would increase or decrease pro forma annual interest expense by approximately $0.4 million.

j) To eliminate direct incremental costs of the Aspen Acquisition that are reflected in the historical statements of Hill-Rom.  Transaction costs unrelated to the Aspen Acquisition were not eliminated.  These amounts, on a pro forma basis, totaled $0 and $0.9 million for the year ended September 30, 2011 and the nine months ended June 30, 2012.

k) To record additional depreciation expense based upon the estimated fair value of the property, plant and equipment acquired over each asset’s estimated remaining useful life using the straight-line method of depreciation.  The computation of these amounts follows:

			Depreciation expense
	Estimated fair value	Average remaining useful life	Year ended September 30, 2011	Nine months ended June 30, 2012
Land and land improvements	$0.9		$-	$-
Building and building equipment	4.4	12.9	0.4	0.3
Machinery and equipment	19.6	6.5	3.8	2.8

	$24.9		4.2	3.1

For the year ended September 30, 2011:
Historical Aspen depreciation expense			3.8
Depreciation adjustment			$0.4

For the nine months ended June 30, 2012:
Historical Aspen depreciation expense				2.9
Depreciation adjustment				$0.2

l) To eliminate historical Aspen intangible amortization expense and replace with new amortization amounts based upon the estimated fair value of the finite lived intangible assets using the straight-line method of amortization.  The computation of the new amortization amounts follow:

			Amortization expense
	Estimated fair value	Estimated weighted average useful life	Year ended September 30, 2011	Nine months ended June 30, 2012
Indefinite lived:
Trade name	$29.0		$-	$-

Finite lived:
Customer relationships	126.0	13.0	9.9	7.4
Trade name	4.6	15.0	0.3	0.2
Technology	9.1	10.0	0.9	0.7
Other Intangibles	1.6	5.3	0.3	0.2
	$170.3		$11.4	$8.5

Historical Aspen amortization expense:
For the year ended September 30, 2011			$7.5
For the nine months ended June 30, 2012				$5.7

m) To reflect the tax effect of above adjustments at statutory rates as well as adjust the income tax provision to reflect the pro forma combined company estimated income tax rate.